Resonant Inc. Reports Fourth Quarter and Full Year 2018 Financial Results and Provides Business Update
GOLETA, CA - March 14, 2019 - Resonant Inc. (NASDAQ: RESN), a leader in transforming the way radio frequency, or RF, front-ends are being designed and delivered for mobile handset and wireless devices, today announced financial results for the fourth quarter and full year ended December 31, 2018 and provided an update on its operational progress.
Fourth Quarter Highlights

•
Exceeded the company’s end of 2018 milestone of 20 devices accepted by customers as meeting their expectations, doubling the number of devices accepted from greater than 10 devices announced at the beginning of 2018.

•	Included in these accepted devices is the company’s first ever 5G device.

•	Beat the company’s stated milestone of 10 devices shipped for royalty revenues in 2018, which was more than double the four devices shipped for royalty revenues in 2017.

•	Launched the Filter IP Standard Library with a high-performance quadplexer solution, designed in collaboration with the company’s foundry partners.

•	Signed first Filter IP Standard Library license agreement.

•	Introduced the company’s new 5G filter breakthrough technology, XBAR™, at the 2018 IEEE International Ultrasonics Symposium (IUS) in Japan.
Recent Highlights

•	Signed four new license agreements with an existing Tier 1 filter customer.

•	New agreements cover designs for wafer-level packaged filters for modules targeting complex carrier aggregation operation.

•	Achieved significant milestones in the development of the company’s XBAR 5G filter technology:

•	First filters using XBAR resonators have been fabricated.

•
At MWC (Mobile World Congress) 2019 Barcelona filters using XBAR resonators successfully demonstrated approximately 600 MHz bandwidth at 5 GHz, which is as much as three times the bandwidth available with current technology.

•	Filters using XBAR resonators have a significantly smaller form factor than competing dielectric-based filters.

•	Design efficiency improved through the use of Resonant’s Infinite Synthesized Networks® (ISN®) platform, with designers now producing on average 6.8 designs per year, up from 4.5 in 2017.
“In 2018, we successfully executed key business operation objectives and exited the year with over 70 designs contracted, more than 20 designs have been accepted by our customers as having passed handset testing, and more than 10 devices having shipped for royalty revenue,” stated George B. Holmes, CEO of Resonant. “Our current customers are benefiting greatly from the industry leading design efficiency of our Infinite Synthesized Networks® (ISN®) platform, which helps eliminate our customers’ design capacity constraints. The RF front end design capacity constraint problem will only increase with the deployment of 5G, which will demand a greater number of filters and higher complexity to handle the required increased bandwidth and higher frequencies.
“Our ISN platform is now applicable across all historical generations of wireless technology and the rapidly approaching 5G. ISN delivers solutions for our customers based on simulation rather than iteration, which reduces the time to market for our customers. Also, to reduce time to market for existing and potential customers we introduced our Filter IP Standard Library in December of 2018 and already have the first licensee. We ended 2018 with $21.3 million in cash, cash equivalents and investments, which combined with our 2018 and recent successes, we believe we are well positioned in 2019 to accelerate our revenue growth, beginning with a royalty revenue ramp in the first half of 2019 that we believe will deliver increased value for our shareholders.”

For the fourth quarter ended December 31, 2018, Resonant recorded:

•	Revenue of $128,000, compared to $115,000 for the third quarter of 2018.

•	Royalty revenues of $39,000, compared to $30,000 for the third quarter of 2018.

•	Research and development expenses of $4.1 million, compared to $3.6 million for the third quarter of 2018.

•	Sales, marketing and administration expenses of $3.0 million, equivalent to the third quarter of 2018.

•	Operating loss of $7.0 million, compared to $6.5 million for the third quarter of 2018.

•
Net loss of $6.9 million, or $(0.25) per share, based on 27.2 million weighted average shares outstanding, compared to net loss of $6.3 million, or $(0.23) per share, based on 27.0 million weighted average shares outstanding for the third quarter of 2018.

•	Non-GAAP, adjusted EBITDA of $(5.5) million, or $(0.20) per fully diluted share, compared to $(4.9) million, or $(0.18) per fully diluted share for the third quarter in 2018.

For the year ended December 31, 2018, Resonant recorded:

•	Revenue of $524,000, compared to $653,000 for the full year 2017.

•	Royalty revenues of $159,000, compared to $40,000 for the full year 2017.

•	Research and development expenses of $14.3 million, compared to $10.0 million for the full year 2017.

•	Sales, marketing and administration expenses of $11.5 million, compared to $9.6 million for the full year 2017.

•	Operating loss of $25.3 million, compared to $19.0 million for the full year 2017.

•
Net loss of $24.8 million, or $(0.98), per share, based on 25.3 million weighted average shares outstanding, compared to net loss of $21.7 million, or $(1.44) per share, based on 15.0 million weighted average shares outstanding for the full year 2017.

•	Non-GAAP, adjusted EBITDA of $(19.2) million, or $(0.76) per fully diluted share, compared to $(14.2) million, or $(0.95) per fully diluted share for the full year 2017.

•	Cash, cash equivalents and investments of $21.3 million, compared to $19.5 million for December 31, 2017.

In the first half of 2018, Resonant received net proceeds of $21.2 million from a public offering, after deducting the underwriting discount and offering expenses.

Conference Call
Management will host an investor conference call today at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss Resonant’s fourth quarter and full year 2018 financial results, provide a corporate update, and conclude with a Q&A from participants.

Conference Call and Webcast
Date: Thursday, March 14, 2019
Time: 1:30 p.m. Pacific daylight time (4:30 p.m. Eastern daylight time)
U.S. Dial-in: 1-877-423-9813
International Dial-in: 1-201-689-8573
Conference ID: 13687847
Webcast: RESN Q4 2018 Webcast

Please dial in at least 10 minutes before the start of the call to ensure timely participation.
A playback of the call will be available through April 14, 2019. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally. Please use the replay pin number 13687847. A webcast will also be available for 90 days on the IR section of the Resonant website or by clicking here: RESN Q4 2018 Webcast.
Note about Non-GAAP Financial Measures
A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.
In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization, stock-based compensation and warrant inducement expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.
About Resonant Inc.
Resonant (NASDAQ: RESN) is transforming the market for RF front-ends (RFFE) by disrupting the RFFE supply chain through the delivery of solutions that leverage our Infinite Synthesized Network (ISN) software tools platform, capitalize on the breadth of our IP portfolio, and are delivered through our services offerings. In a market that is critically constrained by limited designers, tools and capacity, Resonant addresses these critical problems by providing customers with ever increasing design efficiency, reduced time to market and lower unit costs. Customers leverage Resonant’s disruptive capabilities to design cutting edge filters and modules, while capitalizing on the added stability of a diverse supply chain through Resonant’s fabless ecosystem-the first of its kind. Working with Resonant, customers enhance the connectivity of current mobile devices, while preparing for the demands of emerging 5G applications.
To learn more about Resonant, view the series of videos published on its website that explain Resonant's technologies and market positioning:

•	ISN and XBAR: Speeding the Transition to 5G

•	Infinite Synthesized Networks, ISN Explained

•	What is an RF Filter?

•	RF Filter Innovation

•	Transforming the Mobile Filter Supply Chain
For more information, please visit www.resonant.com.
Resonant uses its website (https://www.resonant.com) and LinkedIn page (https://www.linkedin.com/company/resonant-inc-/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Resonant may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company’s website and its social media accounts in addition to following the company’s press releases, SEC filings, public conference calls, and webcasts.
About Resonant’s ISN® Technology
Resonant can create designs for difficult bands, modules and other complex RF Front End requirements that we believe have the potential to be manufactured for half the cost and developed in half the time of traditional approaches. ISN is a suite of proprietary mathematical methods, software design tools and network synthesis techniques that enable us to explore a much larger set of possible design solutions that regularly incorporate our proprietary technology. We then quickly deliver design simulations to our customers, which they manufacture or have manufactured by one of our foundry partners. These improved solutions still use Surface Acoustic Wave (SAW) or Temperature Compensated Surface Acoustic Wave (TC-SAW) manufacturing methods and perform as well as those using higher cost manufacturing methods such as Bulk Acoustic Wave (BAW). Resonant's method delivers excellent predictability, enabling achievement of the desired product performance in roughly half as many turns through the fab. In addition, because Resonant's models are fundamental, integration with its foundry and fab customers is seamless because its models speak the "fab language" of basic material properties and dimensions.

Safe Harbor / Forward-Looking Statements
This press release contains forward-looking statements, which include the following subjects, among others: the status of filter designs under development, the capabilities of our filter designs and software tools, the timing and amount of future revenues, and our views on future financial performance and market share. Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, the following: our limited operating history; our ability to complete designs that meet customer specifications; the ability of our customers (or their manufacturers) to fabricate our designs in commercial quantities; our customers’ ability to sell products incorporating our designs to their OEM customers; changes in our expenditures and other uses of cash; the ability of our designs to significantly lower costs compared to other designs and solutions; the risk that the intense competition and rapid technological change in our industry renders our designs less useful or obsolete; our ability to find, recruit and retain the highly skilled personnel required for our design process in sufficient numbers to support our growth; our ability to manage growth; and general market, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements.
Investor Relations Contact:
Moriah Shilton, LHA Investor Relations, 1-415-433-3777, RESN@lhai.com

Resonant Inc.
Condensed Consolidated Balance Sheets (Audited)

	December 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$4,394,000	$19,524,000
Investments held-to-maturity	16,863,000	—
Other current assets	529,000	686,000
TOTAL CURRENT ASSETS	21,786,000	20,210,000
PROPERTY AND EQUIPMENT, NET	1,987,000	1,354,000
NONCURRENT ASSETS	2,471,000	2,196,000
TOTAL ASSETS	$26,244,000	$23,760,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$2,994,000	$2,958,000
Other current liabilities	271,000	143,000
TOTAL CURRENT LIABILITIES	3,265,000	3,101,000
LONG-TERM LIABILITIES	81,000	11,000
STOCKHOLDERS’ EQUITY
Common stock	27,000	20,000
Additional paid-in capital	115,450,000	88,447,000
Accumulated other comprehensive loss	(15,000)	(7,000)
Accumulated deficit	(92,564,000)	(67,812,000)
TOTAL STOCKHOLDERS’ EQUITY	22,898,000	20,648,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$26,244,000	$23,760,000

Resonant Inc.
Consolidated Statements of Operations

	Three Months Ended (Unaudited)			Year Ended (Audited)
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
REVENUES	$128,000	$115,000	$171,000	$524,000	$653,000
OPERATING EXPENSES
Research and development	4,086,000	3,584,000	3,089,000	14,271,000	10,045,000
Sales, marketing and administration	3,046,000	3,002,000	2,705,000	11,546,000	9,644,000
TOTAL OPERATING EXPENSES	7,132,000	6,586,000	5,794,000	25,817,000	19,689,000
NET OPERATING LOSS	(7,004,000)	(6,471,000)	(5,623,000)	(25,293,000)	(19,036,000)
OTHER INCOME
Interest and investment income	158,000	177,000	28,000	481,000	67,000
Warrant inducement expense	—	—	(2,688,000)	—	(2,688,000)
Other income (expense)	(7,000)	8,000	(3,000)	(3,000)	(10,000)
TOTAL OTHER INCOME	151,000	185,000	(2,663,000)	478,000	(2,631,000)
LOSS BEFORE INCOME TAXES	(6,853,000)	(6,286,000)	(8,286,000)	(24,815,000)	(21,667,000)
Provision for (benefit from) income taxes	20,000	(11,000)	26,000	1,000	(14,000)
NET LOSS	$(6,873,000)	$(6,275,000)	$(8,312,000)	$(24,816,000)	$(21,653,000)
NET LOSS PER SHARE – BASIC AND DILUTED	$(0.25)	$(0.23)	$(0.48)	$(0.98)	$(1.44)
Weighted average shares outstanding — basic and diluted	27,203,705	27,006,046	17,335,071	25,290,426	15,015,446

Resonant Inc.
Reconciliation of Non-GAAP Information
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Net loss (GAAP)	$(6,873,000)	$(6,275,000)	$(8,312,000)	$(24,816,000)	$(21,653,000)
Add the following items:
Interest income	(158,000)	(177,000)	(28,000)	(481,000)	(67,000)
Warrant inducement expense	—	—	2,688,000	—	2,688,000
R&D stock compensation	523,000	686,000	879,000	2,556,000	2,118,000
G&A stock compensation	781,000	682,000	1,218,000	2,706,000	2,003,000
R&D depreciation and amortization	197,000	184,000	146,000	732,000	546,000
G&A depreciation and amortization	43,000	26,000	21,000	108,000	175,000
Income taxes	20,000	(11,000)	26,000	1,000	(14,000)
Adjusted EBITDA (non-GAAP)	$(5,467,000)	$(4,885,000)	$(3,362,000)	$(19,194,000)	$(14,204,000)
ADJUSTED EBITDA PER SHARE (non-GAAP) – BASIC AND DILUTED	$(0.20)	$(0.18)	$(0.19)	$(0.76)	$(0.95)
Weighted average shares outstanding — basic and diluted	27,203,705	27,006,046	17,335,071	25,290,426	15,015,446